UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2007

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Offices)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 23, 2007, Sunstone Hotel Investors, Inc. (“Sunstone”) and each of Jon Kline and Gary Stougaard (each, an “Executive”) agreed that each of the Executive’s employment with Sunstone will terminate, effective as of June 30, 2007. Each Executive will receive severance benefits identical to the severance benefits that the Executive is eligible to receive as a result of a termination without Cause under his previously disclosed employment agreement.

In addition, as of May 24, 2007, each of the Executives entered into an agreement extending his existing non-solicitation and non-competition obligations, subject to certain carve-outs, to October 1, 2008, and restricting him from acquiring or participating in the acquisition of, or participating in a voting arrangement with respect to, any equity securities of Sunstone through October 1, 2008, among other things.

In consideration for compliance with his agreement through October 1, 2008, and the execution of a release at that time, Mr. Kline will be eligible to receive a payment of $665,000 and Mr. Stougaard will be eligible to receive a payment of $515,000. These amounts are equivalent to the value of an additional four months’ vesting of each Executive’s restricted stock units at a price of $28.00 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 24, 2007

	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse
Chief Financial Officer